RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580                                                 FAX  (713) 651-0849
1100 LOUISIANA       SUITE 3800       HOUSTON, TEXAS 77002-5218                             TELEPHONE (713) 651-9191

EXHIBIT 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference, into a Form S-8 Registration Statement to be filed by U.S. Energy Corp. (the “Company”), of our reports relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2008 and 2009, from the Company’s Form 10-K for the year ended December 31, 2009.   We further consent to the incorporation by reference, into such Form S-8 Registration Statement, of the references to our firm under the headings “Oil and Natural Gas” and “Oil and Natural Gas Reserves (Unaudited)” as set forth in such Form 10-K.

/s/ RYDER SCOTT COMPANY, L.P.

                 RYDER SCOTT COMPANY, L.P.
                 TBPE Firm Registration No. F-1580

Houston, Texas
May 5, 2010